UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
(a) Incremental Term Loan Assumption Agreement and Amendment No. 3
On June 30, 2006 (the “Effective Date”), Alion Science and Technology Corporation (“Alion”, the “Company”) entered into an Incremental Term Loan Assumption Agreement and Amendment No. 3 (the “Amendment Agreement No. 3”), pursuant to which (a) certain terms of the Credit Agreement dated as of August 2, 2004 by and among the Company, Credit Suisse, acting through its Cayman Islands branch, individually and as Administrative Agent (formerly known as Credit Suisse First Boston, “CS”), the lenders signatory thereto and certain subsidiary guarantors of the Company, as amended by that certain Incremental Term Loan Assumption Agreement and Amendment No. 1, dated as of April 1, 2005, between the Company, CS and certain other parties (“Amendment Agreement No. 1”), and by that certain Incremental Term Loan Assumption Agreement and Amendment No. 2, dated as of March 24, 2006, as amended as of April 21, 2006, between the Company, CS and certain other parties (“Amendment Agreement No. 2”), were amended (as amended by Amendment Agreement No.1, Amendment Agreement No.2 and Amendment Agreement No. 3, the “Credit Agreement”), and (b) the Company and CS consummated their agreement that CS make additional term loans to the Company in an aggregate amount up to $50 million in accordance with the terms of the Credit Agreement, of which the Company drew a total of $50 million on the Effective Date. Among other amendments, the parties, (a) agreed upon amendments to certain financial convenants to address the increased level of borrowings under the Credit Agreement, (b) increased the “Applicable Percentage” as defined in the Credit Agreement for term loans based on a LIBOR rate from 2.50% to 2.75% and (c) increased the Applicable Percentage for term loans based on an Alternative Base Rate from 1.50% to 1.75%.
A copy of the Amendment Agreement No. 3 is attached to this current report on Form 8-K as Exhibit 10.70, and it is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment Agreement No. 3 and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amendment Agreement No. 3 and the Credit Agreement.
(b) Bridge Loan Agreement
On the Effective Date, the Company entered into a Bridge Loan Agreement with CS and certain subsidiary guarantors of the Company (the “Bridge Loan Agreement”), pursuant to which the Company and CS consummated their agreement that CS make bridge loans to the Company in an aggregate amount up to $170 million, of which the Company drew a total of $170 million on the Effective Date. The Bridge Loan has an initial term of eighteen months and a maximum term of sixty-six months. The Bridge Loan bears interest at a floating rate based on LIBOR plus an additional 550 basis points for the first six months of the initial term, an additional 625 basis points for the next six months and an additional 700 basis points for the final six months of the initial eighteen month term. In the event that the Company elects to extend the term of the Bridge Loan beyond its initial term, the Bridge Loan will bear interest at a floating rate based on LIBOR plus an additional 900 basis points, but interest payable in excess of the LIBOR floating rate plus an additional 700 basis points may be payable in payment-in-kind notes or capitalized to the principal amount outstanding.

Amounts repaid under the Bridge Loan after the first six months of the initial term but before the expiration of twelve months after the closing of the Bridge Loan are subject to a repayment premium of 1.0% of the amount repaid, and amounts repaid during months thirteen through eighteen are subject to a repayment premium of 2.0% of the amount repaid. If the Company elects to extend the term of the Bridge Loan beyond the initial term, then repayments in months nineteen through thirty will be subject to a repayment premium of 1.0% of the amount repaid, repayments in months thirty-one to forty-two will be subject to a repayment premium of 2.0% of the amount repaid and amounts repaid thereafter will be subject to a repayment premium of 3.0% of the amount repaid. To the extent not repaid before, principal under the Bridge Loan is due at the final maturity of the Bridge Loan, sixty-six months after the Effective Date.
A copy of the Bridge Loan Agreement is attached to this current report on Form 8-K as Exhibit 10.71 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Bridge Loan Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Bridge Loan Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) $21 Million in Additional Term Loans under Amendment Agreement No. 2
On the Effective Date, pursuant to the terms of Amendment Agreement No. 2, the Company borrowed a total of $21 million in additional terms loans in accordance with the terms of the Credit Agreement. The Company’s obligations in connection with those additional term loans became effective as of the Effective Date.
A copy of the Amendment Agreement No. 2 is attached to the Company’s current report on Form 8-K dated March 29, 2006, as Exhibit 10.65, and is incorporated by reference as though it were fully set forth herein.
(b) $50 Million in Additional Term Loans under Amendment Agreement No. 3
On the Effective Date, the Company entered into the transactions disclosed in paragraph (a) in Item 1.01 above, and pursuant to the terms of the Amendment Agreement No. 3, borrowed a total of $50 million in additional term loans in accordance with the terms of the Credit Agreement. The Company’s obligations in connection with the additional term loans became effective as of the Effective Date. Among other amendments, the Amendment Agreement No. 3 (a) amended certain financial convenants to address the increased level of borrowings under the Credit Agreement, (b) increased the “Applicable Percentage” as defined in the Credit Agreement for term loans based on a LIBOR rate from 2.50% to 2.75% and (c) increased the Applicable Percentage for term loans based on an Alternative Base Rate from 1.50% to 1.75%.
(c) $170 Million in Bridge Loans under the Bridge Loan Agreement
On the Effective Date, the Company entered into the transactions disclosed in paragraph (b) in Item 1.01 above, and pursuant to the terms of the Bridge Loan Agreement, borrowed a total of $170 million in bridge loans in accordance with the terms of the Bridge Loan Agreement. The Company’s obligations in connection with the bridge loans became effective as of the Effective Date.
The Bridge Loan has an initial term of eighteen months and a maximum term of sixty-six months. The Bridge Loan bears interest at a floating rate based on LIBOR plus an additional 550 basis points for the first six months of the initial term, an additional 625 basis points for the next six months and an additional 700 basis points for the final six months of the initial eighteen month term. In the event that the Company elects to extend the term of the Bridge Loan beyond its initial term, the Bridge Loan will bear interest at a floating rate based on LIBOR plus an additional 900 basis points, but interest payable in excess of the LIBOR floating rate plus an additional 700 basis points may be payable in payment-in-kind notes or capitalized to the principal amount outstanding. Amounts repaid under the Bridge Loan after the first six months of the initial term but before the expiration of twelve months after the closing of the Bridge Loan are subject to a repayment premium of 1.0% of the amount repaid, and amounts repaid during months thirteen through eighteen are subject to a repayment premium of 2.0% of the amount repaid. If the Company elects to extend the term of the Bridge Loan beyond the initial term, then repayments in months nineteen through thirty will be subject to a repayment premium of 1.0% of the amount repaid, repayments in months thirty-one to forty-two will be subject to a repayment premium of 2.0% of the amount repaid and amounts repaid thereafter will be subject to a repayment premium of 3.0% of the amount repaid. To the extent not repaid before, principal under the Bridge Loan is due at the final maturity of the Bridge Loan, sixty-six months after the Effective Date. The Bridge Loan is subject to customary triggers of acceleration.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
10.70: Incremental Term Loan Assumption Agreement and Amendment No. 3 dated as of June 30, 2006, by and among the Company, Human Factors Applications, Inc. (“HFA”), Alion — METI Corporation (“METI”), Alion — CATI Corporation (“CATI”), Alion — JJMA Corporation (“JJMA”), Alion — BMH Corporation (“BMH”), Washington Consulting, Inc. (“WCI”), Alion — MA&D Corporation (“MA&D”), CS, and the lenders party thereto, related to the Credit Agreement (as amended from time to time) dated as of August 2, 2004, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI, the lenders from time to time party to the Credit Agreement (the “Lenders”), and CS, as administrative agent and as collateral agent for the Lenders.
10.71: Bridge Loan Agreement dated as of June 30, 2006, by and among the Company, HFA, METI, CATI, JJMA, BMH, WCI, MA&D, CS, and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ John M. Hughes
	Name:	John M. Hughes
	Title:	Chief Financial Officer

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